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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-97014, 333-42276, 33-62944, 333-10987, 333-53695, 333-53715, 333-87771, 333-87775, 333-87803, 333-48998, 333-49106, and 333-91693 on Forms S-8 and 333-73157 on Form S-3 of Louisiana-Pacific Corporation of our report dated January 30, 2001 (February 23, 2001 as to Note 12), appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
Portland, Oregon
March 16, 2001

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INDEPENDENT AUDITORS' CONSENT